Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS SECURITY IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE THEREOF, OR BY A NOMINEE THEREOF TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY, OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-1	CUSIP No. 115637 AV2

BROWN-FORMAN CORPORATION

5.375% NOTE DUE 2031

BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION DOLLARS) on October 15, 2031 and to pay interest on said principal sum semi-annually on April 15 and October 15 of each year, commencing April 15, 2027, at the rate of 5.375% per annum from September 21, 2026, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the April 1 or October 1 (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:

BROWN-FORMAN CORPORATION

By:
Authorized Officer

By:
Authorized Officer

[seal]

Attest:

[Signature Page to Global Note No. 1]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

Authorized Officer

[Signature Page to Global Note No. 1]

REVERSE OF NOTE

BROWN-FORMAN CORPORATION

5.375% NOTE DUE 2031

1.	Indenture

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007, as supplemented by the First Supplemental Indenture dated as of December 13, 2010 and the Second Supplemental Indenture dated as of June 24, 2015 (as so supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture.

This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $500,000,000. The Company may re-open the Notes and issue an unlimited aggregate principal amount of additional Notes from time to time. Any such additional Notes, together with the then outstanding Notes, shall constitute a single series of Securities under the Indenture. No additional Notes may be issued if an Event of Default (as defined in the Indenture) has occurred with respect to the Notes or if such additional Notes shall not be fungible with the previously issued Notes for federal income tax purposes.

2.	Optional Redemption

Prior to the Par Call Date (defined below), the Notes may be redeemed at the Company’s option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the Redemption Date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued thereon to the Redemption Date; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to the Redemption Date. On or after the Par Call Date, the Company may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Par Call Date” means September 15, 2031 (one month prior to the maturity date).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third New York Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third New York Business Day preceding the Redemption Date, H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second New York Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

3.	Mandatory Redemption; Sinking Fund

No mandatory redemption obligation will be applicable to the Notes. The Notes will not be subject to, nor have the benefit of, a sinking fund.

4.	Purchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event (defined below) occurs with respect to the Notes, unless the Company has given written notice with respect to a redemption of all the Notes in accordance with Section 2 of the Notes, the Company will be required to make an offer to purchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of the Notes tendered by Holders pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest on the Notes being purchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company will send notice of such Change of Control Offer by mail or electronically (or otherwise transmit it in accordance with the Depositary’s procedures) to each Holder of record of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depositary, with the following information:

(1)

a Change of Control Offer is being made pursuant to the Company’s obligations under the provision in the Notes entitled “Purchase Upon a Change of Control Triggering Event,” and that all the Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)

the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”), provided that the Change of Control Payment Date may be delayed, in the Company’s discretion, until such time (including more than 60 days after the date such notice is sent) as the condition referred to in clause (6) below shall be satisfied or waived, and that such purchase will not occur in the event that such condition is not satisfied or waived;

(3)	any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but excluding, the Change of Control Payment Date;

(5)	the instructions determined by the Company that the Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(6)

if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

While the Notes are in global form, when the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, the Holder of the Notes may exercise its option to elect for the purchase of such Holder’s Notes through the facilities of the Depositary, subject to the Depositary’s rules and regulations.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event with respect to the Notes if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth for a Change of Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn pursuant to such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of such Change of Control Triggering Event.

Notes purchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the Company’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Notes applicable to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue thereof.

On the Change of Control Payment Date, the Company (or any third party making a Change of Control Offer in lieu of the Company) will, to the extent permitted by law,

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)

at the Company’s option, unless a third party is making a Change of Control Offer in lieu of the Company, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate (as defined in the Indenture) stating that such Notes or portions thereof have been tendered to and purchased by the Company.

The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Trustee, upon the Company’s order, will promptly authenticate and mail, or deliver electronically if held by the Depositary, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $2,000 and an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Purchase Exercise Notice Upon a Change of Control Triggering Event” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Depositary, prior to the close of business on the third New York Business Day prior to the Change of Control Payment Date.

As used herein:

“Change of Control” means the occurrence of one or more of the following events after the issue date:

(1)

the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;

(2)

(i) the Company conveys or transfers all or substantially all of its properties and assets and the properties and assets of its subsidiaries, taken as a whole, to any person (other than to the Company or one or more of its subsidiaries) or (ii) the Company consolidates, amalgamates or merges with or into another person, or another person consolidates, amalgamates or merges with or into the Company, in either case in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company immediately prior to such consummation do not beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or the applicable surviving or transferee person (or applicable parent thereof); provided that this clause (ii) shall not apply in the case where immediately after the consummation of the transactions Permitted Holders beneficially own more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or the applicable surviving or transferee person (or applicable parent thereof); or

(3)	the adoption of a plan providing for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be a “Change of Control” if it is a consolidation, amalgamation or merger of the Company with or into a (A) person or (B) wholly-owned subsidiary of a person that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders) that beneficially owns more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such person and, in the case of clause (B), the parent of such wholly-owned subsidiary guarantees the Company’s obligations under the Notes and the Indenture with respect to the Notes.

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Fitch” means, collectively, Fitch, Inc., Fitch Ltd. and their subsidiaries, together with their respective successors and assigns.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (2) of the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its business.

“ordinary voting power” of an entity means the class or classes of capital stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally on matters to be decided by the stockholders (or other owners) of such entity (including the election of directors), which for the avoidance of doubt, in the case of the Company as of the date hereof consists of its Class A common stock.

“Permitted Holders” means descendants of George Garvin Brown and their respective family members and descendants, including spouses and adopted children, or entities directly or indirectly controlled by, or trusts for the benefit of, any of them, including family, charitable entities, and trusts.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Company or a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of the Notes, as the case may be.

“Rating Decline” means, with respect to the Notes, the occurrence of a decrease in the rating of the Notes by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), during the period that begins on the earliest of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control and (z) public notice of the intention of the Company to effect a Change of Control and ends 60 days following the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced ratings review for possible downgrade by any of the Rating Agencies, it being understood that a change in ratings outlook shall not extend such period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Rating Decline shall not be deemed to have occurred so long as the Notes have an Investment Grade Rating from at least two of three Rating Agencies.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor by merger or consolidation to its business.

5.	Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of

Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6.	Events of Default and Remedies

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

7.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

8.	Denominations; Transfer; Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

9.	Governing Law

This Note shall be construed in accordance with and governed by the laws of the State of New York.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever

PURCHASE EXERCISE NOTICE UPON A CHANGE OF

CONTROL TRIGGERING EVENT

To: Brown-Forman Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Brown-Forman Corporation (the “Issuer”) as to the occurrence of a Change of Control Triggering Event and hereby directs the Issuer to pay, or cause the Trustee to pay,      an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is an integral multiple of $1,000, provided that the remaining principal amount, if any, following such purchase shall be at least $2,000 or an integral multiple of $1,000 in excess thereof) below designated, to be purchased, plus any accrued and unpaid interest on the principal amount being purchased to, but excluding, the date of purchase.

Dated:

Signature

Principal amount to be purchased (an integral multiple of $1,000):

Remaining principal amount following such purchase:

(zero or at least $2,000 or an integral multiple of $1,000 in excess thereof)

By:
Authorized Signatory